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                                                                   EXHIBIT 10.25

                              EMPLOYMENT AGREEMENT
                           THE PRINCETON REVIEW, INC.

         This Employment Agreement is between Peter Taylor ("Taylor") and The Princeton Review, Inc. ("TPR"), and is subject to the current terms of the Executive Compensation Policy Statement, which is attached as Exhibit A (the "Policy Statement"). Terms may be defined in The Princeton Review Glossary. This Agreement supersedes any previous employment agreement.

1. Job Description: Taylor shall serve as SVP of Technology with the expectation of promotion to Chief Technology Officer upon achieving mutually agreed upon objectives.

2. Compensation TPR shall pay Taylor $150,000 per year increasing at 6% per year. Further, TPR will give an annual bonus of between 15% and 40% of base salary, based on performance.

3. Stock Option Grant: In addition to Stock previously issued, TPR hereby grants Taylor an option to purchase 40,000 shares of Series B Common Stock at a $6.25 strike price, vesting evenly each quarter over the next four years. Additionally, Taylor will be granted up to 12,000 options on each anniversary of this agreement based upon achieving the mutually agreed upon bonus objectives.

4. Term: This Agreement has an initial two-year term, which will automatically be extended for additional two-year periods on each anniversary of the effective date until (i) Taylor voluntarily terminates employment or (ii) TPR gives contrary written notice to Taylor at least 6 months prior to the anniversary date.

5. Severance Payments and Benefits: If TPR terminates Taylor's employment without cause under Section 4.1 of the Policy Statement, or if the Executive terminates employment after being Reassigned, then Executive shall be entitled to stock option vesting through the end of this contract.


Agreed to this April 28th, 2000.


/s/ Mark Chernis                                     /s/ Peter Taylor
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Mark Chernis                                          Peter Taylor
Chief Operating Officer